                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                              JOHN HANCOCK FUNDS II

                               601 Congress Street
                           Boston, Massachusetts 02210

                                  JUNE 28, 2005


                                TABLE OF CONTENTS

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ARTICLE I  NAME AND DEFINITIONS...................................................................................     2
   Section 1.1  Name..............................................................................................     2
   Section 1.2  Definitions.......................................................................................     2
ARTICLE II  TRUSTEES..............................................................................................     2
   Section 2.1  General Powers....................................................................................     2
   Section 2.2  Investments.......................................................................................     2
   Section 2.3  Legal Title.......................................................................................     2
   Section 2.4  Issuance and Repurchase of Shares.................................................................     2
   Section 2.5  Delegation; Committees............................................................................     2
   Section 2.6  Collection and Payment............................................................................     2
   Section 2.7  Expenses..........................................................................................     2
   Section 2.8  Manner of Acting; By-laws.........................................................................     2
   Section 2.9  Miscellaneous Powers..............................................................................     2
   Section 2.10  Principal Transactions...........................................................................     2
   Section 2.11  Litigation.......................................................................................     2
   Section 2.12  Number of Trustees...............................................................................     2
   Section 2.13  Election and Term................................................................................     2
   Section 2.14  Resignation and Removal..........................................................................     2
   Section 2.15  Vacancies........................................................................................     2
   Section 2.16  Delegation of Power to Other Trustees............................................................     2
ARTICLE III  CONTRACTS............................................................................................     2
   Section 3.1  Distribution Contract.............................................................................     2
   Section 3.2  Advisory or Management Contract...................................................................     2
   Section 3.3  Administration Agreement..........................................................................     2
   Section 3.4  Service Agreement.................................................................................     2
   Section 3.5  Transfer Agent....................................................................................     2
   Section 3.6  Custodian.........................................................................................     2
   Section 3.7  Affiliations of Trustees or Officers, Etc.........................................................     2
   Section 3.8  Compliance with 1940 Act..........................................................................     2
ARTICLE IV  LIMITATIONS OF LIABILITY OF SHAREHOLDERS,.............................................................     2
   Section 4.1  No Personal Liability of Shareholders, Trustees, Etc..............................................     2
   Section 4.2  Non-Liability of Trustees, Etc....................................................................     2
   Section 4.3  Mandatory Indemnification.........................................................................     2
   Section 4.4  No Bond Required of Trustees......................................................................     2
   Section 4.5  No Duty of Investigation; Notice in Trust Instruments, Etc........................................     2
   Section 4.6  Reliance on Experts, Etc..........................................................................     2
ARTICLE V  SHARES OF BENEFICIAL INTEREST..........................................................................     2
   Section 5.1  Beneficial Interest...............................................................................     2
   Section 5.2  Rights of Shareholders............................................................................     2
   Section 5.3  Trust Only........................................................................................     2
   Section 5.4  Issuance of Shares................................................................................     2
   Section 5.5  Register of Shares................................................................................     2
   Section 5.6  Transfer of Shares................................................................................     2
   Section 5.7  Notices...........................................................................................     2
   Section 5.8  Treasury Shares...................................................................................     2
   Section 5.9  Voting Powers.....................................................................................     2
   Section 5.10  Meetings of Shareholders.........................................................................     2
   Section 5.11  Series or Class Designation......................................................................     2
   Section 5.12  .................................................................................................     2

ARTICLE VI  REDEMPTION AND REPURCHASE OF SHARES...................................................................     2
   Section 6.1  Redemption of Shares..............................................................................     2
   Section 6.2  Price.............................................................................................     2
   Section 6.3  Payment...........................................................................................     2
   Section 6.4  Effect of Suspension of Determination of Net Asset Value..........................................     2
   Section 6.5  Repurchase by Agreement...........................................................................     2
   Section 6.6  Redemption of Shareholder's Interest..............................................................     2
   Section 6.7  Redemption of Shares in Order to Qualify as Regulated Investment Company; Disclosure of
                Holding...........................................................................................     2

   Section 6.8  Reductions in Number of Outstanding Shares Pursuant to Net Asset Value Formula....................     2
   Section 6.9  Suspension of Right of Redemption.................................................................     2
ARTICLE VII  DETERMINATION OF NET ASSET VALUE,....................................................................     2
   Section 7.1  Net Asset Value...................................................................................     2
   Section 7.2  Distributions to Shareholders.....................................................................     2
   Section 7.3  Determination of Net Income; Constant Net Asset Value; Reduction of Outstanding Shares............     2
   Section 7.4  Power to Modify Foregoing Procedures..............................................................     2
ARTICLE VIII  DURATION; TERMINATION OF TRUST OR A SERIES OR CLASS;................................................     2
   Section 8.1  Duration..........................................................................................     2
   Section 8.2  Termination of the Trust or a Series or a Class...................................................     2
   Section 8.3  Amendment Procedure...............................................................................     2
   Section 8.4  Merger, Consolidation and Sale of Assets..........................................................     2
   Section 8.5  Incorporation.....................................................................................     2
ARTICLE IX  REPORTS TO SHAREHOLDERS...............................................................................     2
ARTICLE X  MISCELLANEOUS..........................................................................................     2
   Section 10.1  Execution and Filing.............................................................................     2
   Section 10.2  Governing Law....................................................................................     2
   Section 10.3  Counterparts.....................................................................................     2
   Section 10.4  Reliance by Third Parties........................................................................     2
   Section 10.5  Provisions in Conflict with Law or Regulations...................................................     2

                       Agreement and Declaration of Trust

                                       of

                       John Hancock Funds II (the "Trust")

                               Dated June 28, 2005

      AGREEMENT AND DECLARATION OF TRUST made at Boston, Massachusetts this 28th day of June, 2005 by the Trustees whose signature is affixed hereto and the holders of shares of beneficial interest issued hereunder and to be issued hereunder as hereinafter provided;

      WITNESSETH that

      WHEREAS, the Trustees establish this Trust for the investment and reinvestment of funds contributed thereto;

      WHEREAS, the Trustees establish the Series of the Trust identified on Attachment A hereto in accordance with the provisions hereinafter set forth;

      WHEREAS, the Trustees establish, in accordance with the provisions hereinafter set forth, the Classes identified on Attachment B hereto for each Series of the Trust herein established;

      WHEREAS, the Trust is authorized to issue shares of beneficial interest in accordance with the provisions hereinafter set forth; and

      WHEREAS, the Trustees have agreed to manage all money and property coming into their hands as trustees of a Massachusetts voluntary association with transferable shares in accordance with the provisions hereinafter set forth;

      NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder, IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares in this Trust as hereinafter set forth.

                                   ARTICLE I

                              NAME AND DEFINITIONS

      Section 1.1 Name. The name of the trust created hereby is "John Hancock Funds II" and the Trustees shall administer the business of the Trust under that name or any other name as they may from time to time determine.

      Section 1.2 Definitions. Wherever they are used herein, the following terms have the following respective meanings:

      (a) "Administrator" means the party, other than the Trust, to the contract described in Section 3.3 hereof.

      (b) "By-laws" means the By-laws of the Trust referred to in Section 2.8 hereof, as amended from time to time.

      (c) "Class" means any division of shares within a Series in accordance with the provisions of Article V.

      (d) The terms "Commission" and "Interested Person" have the meanings given them in the 1940 Act. Except as such term may be otherwise defined by the Trustees in conjunction with the establishment of any Series, the term "vote of a majority of the Outstanding Shares entitled to vote" shall have the same meaning as is assigned to the term "vote of a majority of the outstanding voting securities" in the 1940 Act.

      (e) "Custodian" means any Person other than the Trust who has custody of any Trust Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said
Section 17(f).

      (f) "Declaration" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein," and "hereunder" shall be deemed to refer to this Declaration rather than exclusively to the article or section in which such words appear.

      (g) "Distributor" means the party, other than the Trust, to the contract described in Section 3.1 hereof.

      (h) "Fund" or "Funds" individually or collectively, means the separate Series of the Trust, together with the assets and liabilities assigned thereto.

      (i) "Fundamental Restrictions" means the investment restrictions set forth in the Prospectus and Statement of Additional Information for any Series and designated as fundamental restrictions therein with respect to such Series.

      (j) "His" shall include the feminine and neuter, as well as the masculine, genders.

      (k) "Investment Adviser" means the party, other than the Trust, to the contract described in Section 3.2 hereof.

      (l) The "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

      (m) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      (n) "Prospectus" means the Prospectuses and Statements of Additional Information included in the Registration Statement of the Trust under the Securities Act of 1933, as amended, as such Prospectuses and Statements of Additional Information may be amended or supplemented and filed with the Commission from time to time.

      (o) "Series" individually or collectively means the separately managed component(s) of the Trust (or, if the Trust shall have only one such component, then that one) as may be established and designated from time to time by the Trustees pursuant to Section 5.11 hereof.

      (p) "Shareholder" means a record owner of Outstanding Shares.

      (q) "Shares" means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the Shares of any and all Series or of any Class within any Series (as the context may require) which may be established by the Trustees, and includes fractions of Shares as well as whole Shares. "Outstanding" Shares means those Shares shown from time to time on the books of the Trust or its Transfer Agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust.

      (r) "Transfer Agent" means any Person other than the Trust who maintains the Shareholder records of the Trust, such as the list of Shareholders, the number of Shares credited to each account, and the like.

      (s) "Trust" means John Hancock Funds II.

      (t) "Trustees" means the persons who have signed this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who now serve or may from time to time be duly elected, qualified and serving as Trustees in accordance with the provisions of Article II hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in this capacity or their capacities as trustees hereunder.

      (u) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees, including any and all assets of or allocated to any Series or Class, as the context may require.

                                   ARTICLE II

                                    TRUSTEES

      Section 2.1 General Powers. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

      The enumeration of any specific power herein shall not be construed as limiting the aforesaid powers. Such powers of the Trustees may be exercised without order of or resort to any court.

      Section 2.2 Investments. The Trustees shall have the power:

      (a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations.

      (b) To invest in, hold for investment, or reinvest in, cash; securities, including common, preferred and preference stocks; warrants; subscription rights; profit-sharing interests or participations and all other contracts for or evidence of equity interests; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality; any other security, instrument or contract and the Trustees shall be deemed to have the foregoing powers with respect to any additional securities in which the Trust may invest should the Fundamental Restrictions be amended.

      (c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any such securities, to enter into repurchase agreements, reverse repurchase agreements, firm commitment agreements, forward foreign currency exchange contracts, interest rate, mortgage or currency swaps, and interest rate caps, floors and collars, to purchase and sell options on securities, indices, currency, swaps or other financial assets, futures contracts and options on futures contracts of all descriptions and to engage in all types of hedging, risk management or income enhancement transactions.

      (d) To exercise all rights, powers and privileges of ownership or interest in all securities and repurchase agreements included in the Trust Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities and repurchase agreements.

      (e) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash or foreign currency, and any interest therein.

      (f) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; and to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Trust Property.

      (g) To aid by further investment any corporation, company, trust, association or firm, any obligation of or interest in which is included in the Trust Property or in the affairs of which the Trustees have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, company, trust, association or firm.

      (h) To enter into a plan of distribution and any related agreements whereby the Trust may finance directly or indirectly any activity which is primarily intended to result in the distribution and/or servicing of Shares.

      (i) To adopt on behalf of the Trust or any Series thereof an alternative purchase plan providing for the issuance of multiple Classes of Shares (as authorized herein at Section 5.11).

      (j) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or arising out of or connected with the aforesaid business or purposes, objects or powers.

      The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.

      Notwithstanding any other provision herein, the Trustees shall have full power in their discretion as contemplated in Section 8.5, without any requirement of approval by Shareholders, to invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of any state) which is classified as a partnership or corporation for federal income tax purposes.

      The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

      Section 2.3 Legal Title. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust or any Series of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is deemed appropriately protected. The right, title and interest of the Trustees in the Trust Property and the Property of each Series of the Trust shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office, resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

      Section 2.4 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VI and VII and Section 5.11 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of The Commonwealth of Massachusetts governing business corporations.

      Section 2.5 Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or any Series of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is permitted by the 1940 Act.

      Section 2.6 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

      Section 2.7 Expenses. The Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees and the officers of the Trust are necessary or incidental to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

      Section 2.8 Manner of Acting; By-laws. Except as otherwise provided herein or in the By-laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees, including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of a majority of Trustees then in office. The Trustees may adopt By-laws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such By-laws to the extent such power is not reserved to the Shareholders.

      Notwithstanding the foregoing provisions of this Section 2.8 and in addition to such provisions or any other provision of this Declaration or of the By-laws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding which shall be pending or threatened to be brought before any court, administrative agency or other adjudicatory body.

      Section 2.9 Miscellaneous Powers. The Trustees shall have the power to:
(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof; (b) enter into joint ventures, partnerships and any other combinations or associations;
(c) remove Trustees, fill vacancies in, add to or subtract from their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property or the property of the appropriate Series of the Trust, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, administrators, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) to the extent permitted by law, indemnify any person with whom the Trust or any Series thereof has dealings, including the Investment Adviser, Administrator, Distributor, Transfer Agent and selected dealers, to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year and taxable year of the Trust or any Series thereof and the method by which its or their accounts shall be kept; and (i) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

      Section 2.10 Principal Transactions. Except for transactions not permitted by the 1940 Act or rules and regulations adopted, or orders issued, by the Commission thereunder, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust or any Series thereof to any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with the Investment Adviser, Distributor or Transfer Agent or with any Interested Person of such Person; and the Trust or a Series thereof may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

      Section 2.11 Litigation. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust or any Series thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

      Section 2.12 Number of Trustees. The initial Trustees shall be the persons signing this Declaration. The number of Trustees shall be such number as shall be fixed from time to time by vote of a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than one (1).

      Section 2.13 Election and Term. Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 2.15 hereof, the Trustees may succeed themselves and shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders on a date fixed by the Trustees. Except in the event of resignations or removals pursuant to
Section 2.14 hereof, each Trustee shall hold office until such time as less than a majority of the Trustees holding office has been elected by Shareholders. In such event the Trustees then in office shall call a Shareholders' meeting for the election of Trustees. Except for the foregoing circumstances, the Trustees shall continue to hold office and may appoint successor Trustees.

      Section 2.14 Resignation and Removal. Any Trustee may resign his trust (without the need for any prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than one) with cause, by the action of two-thirds of the remaining Trustees or by action of two-thirds of the outstanding Shares of the Trust (for purposes of determining the circumstances and procedures under which any such removal by the Shareholders may take place, the provisions of Section

16(c) of the 1940 Act (or any successor provisions) shall be applicable to the same extent as if the Trust were subject to the provisions of that Section). Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

      Section 2.15 Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of his death, retirement, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, including a vacancy existing by reason of an increase in the number of Trustees, subject to the provisions of Section 16(a) of the 1940 Act, the remaining Trustees shall fill such vacancy by the appointment of such other person as they in their discretion shall see fit, made by vote of a majority of the Trustees then in office. Any such appointment shall not become effective, however, until the person named in the vote approving the appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Declaration. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.15, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. The vote by a majority of the Trustees in office, fixing the number of Trustees shall be conclusive evidence of the existence of such vacancy.

      Section 2.16 Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under this Declaration except as herein otherwise expressly provided.

                                  ARTICLE III

                                    CONTRACTS

      Section 3.1 Distribution Contract. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive distribution contract or contracts providing for the sale of the Shares to net the Trust or the applicable Series of the Trust not less than the amount provided for in Section
7.1 of Article VII hereof, whereby the Trustees may either agree to sell the Shares to the other party to the contract or appoint such other party as their sales agent for the Shares, and in either case on such terms and conditions, if any, as may be prescribed in the By-laws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article III or of the By-laws; and such contract may also provide for the repurchase of the Shares by such other party as agent of the Trustees.

      Section 3.2 Advisory or Management Contract. The Trustees may in their discretion from time to time enter into one or more investment advisory or management contracts or, if the Trustees establish multiple Series, separate investment advisory or management contracts with respect to one or more Series whereby the other party or parties to any such contracts shall undertake to furnish the Trust or such Series management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders at such meeting the approval or continuance of any such investment advisory or management contract. If the Shareholders of any one or more of the Series of the Trust should fail to approve any such investment advisory or management contract, the Investment Adviser may nonetheless serve as Investment Adviser with respect to any Series whose Shareholders approve such contract. To the extent consistent with the 1940 Act and the positions of the Commission and its staff thereunder, the Trustees shall not be required to submit an investment advisory or management contract to shareholders for their approval.

      Section 3.3 Administration Agreement. The Trustees may in their discretion from time to time enter into an administration agreement or, if the Trustees establish multiple Series or Classes, separate administration agreements with respect to each Series or Class, whereby the other party to such agreement shall undertake to manage the business affairs of the Trust or of a Series or Class thereof and furnish the Trust or a Series or a Class thereof with office facilities, and shall be responsible for the ordinary clerical, bookkeeping and recordkeeping services at such office facilities, and other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine.

      Section 3.4 Service Agreement. The Trustees may in their discretion from time to time enter into Service Agreements with respect to one or more Series or Classes thereof whereby the other parties to such Service Agreements will provide administration and/or support services pursuant to administration plans and service plans, and all upon such terms and conditions as the Trustees in their discretion may determine.

      Section 3.5 Transfer Agent. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust. The contract shall have such terms and conditions as the Trustees may in their discretion determine not inconsistent with the Declaration. Such services may be provided by one or more Persons.

      Section 3.6 Custodian. The Trustees may appoint or otherwise engage one or more banks or trust companies, each having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least two million dollars ($2,000,000) to serve as Custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-laws of the Trust. The Trustees may also authorize the Custodian to employ one or more sub-custodians, including such foreign banks and securities depositories as meet the requirements of applicable provisions of the 1940 Act, and upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian, to hold securities and other assets of the Trust and to perform the acts and services of the Custodian, subject to applicable provisions of law and resolutions adopted by the Trustees.

      Section 3.7 Affiliations of Trustees or Officers, Etc. The fact that:

            (i) any of the Shareholders, Trustees or officers of the Trust or any Series thereof is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, trust, association or other organization or of or for any parent or affiliate of any organization, with which a contract of the character described in Sections 3.1, 3.2, 3.3 or 3.4 above or for services as Custodian, Transfer Agent or disbursing agent or for providing accounting, legal and printing services or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Trust, or that

            (ii) any partnership, corporation, trust, association or other organization with which a contract of the character described in Sections 3.1, 3.2, 3.3 or 3.4 above or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

      Section 3.8 Compliance with 1940 Act. Any contract entered into pursuant to Sections 3.1 or 3.2 shall be consistent with and subject to the requirements of Section 15 of the 1940 Act (including any amendment thereof or other applicable Act of Congress hereafter enacted), as modified by any applicable order or orders of the Commission, with respect to its continuance in effect, its termination and the method of authorization and approval of such contract or renewal thereof.

                                   ARTICLE IV

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

      Section 4.1 No Personal Liability of Shareholders, Trustees, Etc. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust or any Series thereof. No Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, except to the extent arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust or any Series thereof, is made a party to any suit or proceeding to enforce any such liability of the Trust or any Series thereof, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) out of the Trust Property for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the one or more Series whose Shares were held by said Shareholder at the time the act or event occurred which gave rise to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this
Section 4.1 shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Series thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

      Section 4.2 Non-Liability of Trustees, Etc. No Trustee, officer, employee or agent of the Trust or any Series thereof shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee, or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.

      Section 4.3 Mandatory Indemnification. (a) Subject to the exceptions and limitations contained in paragraph (b) below:

            (i) every person who is, or has been, a Trustee, officer, employee or agent of the Trust (including any individual who serves at its request as director, officer, partner, trustee or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) shall be indemnified by the Trust, or by one or more Series thereof if the claim arises from his or her conduct with respect to only such Series (unless the Series was terminated prior to any such liability or claim being known to the Trustees, in which case such obligations, to the extent not satisfied out of the assets of a Series, the obligation shall be an obligation of the Trust), to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

            (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

      (b) No indemnification shall be provided hereunder to a Trustee or officer:

            (i) against any liability to the Trust, a Series thereof or the Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

            (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or a Series thereof;

            (iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b)(ii) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

                  (A) by the court or other body approving the settlement or other disposition;

                  (B) based upon a review of readily available facts (as opposed to a full trial-type inquiry) by (x) vote of a majority of the Non-interested Trustees acting on the matter (provided that a majority of the Non-interested Trustees then in office act on the matter) or (y) written opinion of independent legal counsel; or

                  (C) by a vote of a majority of the Shares outstanding and
            entitled to vote (excluding Shares owned of record or beneficially by such individual).

      (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust or any Series thereof other than Trustees and officers may be entitled by contract or otherwise under law.

      (d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this
Section 4.3 may be advanced by the Trust or a Series thereof prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Section 4.3, provided that either:

            (i) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust or Series thereof shall be insured against losses arising out of any such advances; or

            (ii) a majority of the Non-interested Trustees acting on the matter (provided that a majority of the Non-interested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

      As used in this Section 4.3, a "Non-interested Trustee" is one who (i) is not an "Interested Person" of the Trust (including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), and (ii) is not involved in the claim, action, suit or proceeding.

      Section 4.4 No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

      Section 4.5 No Duty of Investigation; Notice in Trust Instruments, Etc. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking made or issued by the Trustees may recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders individually, but bind only the Trust Property or the Trust Property of the applicable Series, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to bind the Trustees individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property or the Trust Property of the applicable Series, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

      Section 4.6 Reliance on Experts, Etc. Each Trustee, officer or employee of the Trust or a Series thereof shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust or a Series thereof, upon an opinion of counsel, or upon reports made to the Trust or a Series thereof by any of its officers or employees or by the Investment Adviser, the Administrator, the Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE V

                          SHARES OF BENEFICIAL INTEREST

      Section 5.1 Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable Shares of beneficial interest without par value. The number of such Shares of beneficial interest authorized hereunder is unlimited. The Trustees shall have the exclusive authority without the requirement of Shareholder approval to establish and designate one or more Series of shares and one or more Classes thereof as the Trustees deem necessary or desirable. Each Share of any Series shall represent an equal proportionate Share in the assets of that Series with each other Share in that Series. Subject to the provisions of Section 5.11 hereof, the Trustees may also authorize the creation of additional Series of Shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional Classes of Shares within any Series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable.

      Section 5.2 Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any Series or Class of Shares.

      Section 5.3 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

      Section 5.4 Issuance of Shares. The Trustees in their discretion may, from time to time without a vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, except that only Shares previously contracted to be sold may be issued during any period when the right of redemption is suspended pursuant to Section
6.9 hereof, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares of the Trust or, if the Shares be divided into Series or Classes, of any Series or any Class thereof of the Trust, into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust or in the Trust Property allocated or belonging to such Series or Class. Contributions to the Trust or Series thereof may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1000ths of a Share or integral multiples thereof.

      Section 5.5 Register of Shares. A register shall be kept at the principal office of the Trust or an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as provided herein or in the By-laws, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

      Section 5.6 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

      Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

      Section 5.7 Notices. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

      Section 5.8 Treasury Shares. Shares held in the treasury shall, until resold pursuant to Section 5.4, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

      Section 5.9 Voting Powers. The Shareholders shall have power to vote only
(i) for the election of Trustees as provided in Section 2.13; (ii) with respect to any investment advisory contract entered into pursuant to Section 3.2 submitted to shareholders for their approval; (iii) with respect to termination of the Trust or a Series or Class thereof as provided in Section 8.2; (iv) with respect to any amendment of this Declaration to the limited extent and as provided in Section 8.3; (v) with respect to a merger, consolidation or sale of assets as provided in Section 8.4; (vi) with respect to incorporation of the Trust to the extent and as provided in Section 8.5; (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or a Series thereof or the Shareholders of either; (viii) with respect to any plan adopted pursuant to Rule 12b-1 (or any successor rule) under the 1940 Act, and related matters; and
(ix) with respect to such additional matters relating to the Trust as may be required by this Declaration, the By-laws or any registration of the Trust as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable. As determined by the Trustees without the vote or consent of shareholders, on any matter submitted to a vote of Shareholders either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote or (ii) each dollar of net asset value (number of Shares owned times net asset value per share of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. The Trustees may, in conjunction with the establishment of any further Series or any Classes of Shares, establish conditions under which the several Series or Classes of Shares shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the By-laws to be taken by Shareholders. The By-laws may include further provisions for Shareholders' votes and meetings and related matters.

      Section 5.10 Meetings of Shareholders. No annual or regular meetings of Shareholders are required. Special meetings of the Shareholders, including meetings involving only the holders of Shares of one or more but less than all Series or Classes thereof, may be called at any time by the Chairman of the Board, President, or any Vice-President of the Trust, and shall be called by the President or the Secretary at the request, in writing or by resolution, of a majority of the Trustees, or at the written request of the holder or holders of ten percent (10%) or more of the total number of Outstanding Shares of the Trust entitled to vote at such meeting. Meetings of the Shareholders of any Series shall be called by the President or the Secretary at the written request of the holder or holders of ten percent (10%) or more of the total number of Outstanding Shares of such Series of the Trust entitled to vote at such meeting. Any such request shall state the purpose of the proposed meeting.

      Section 5.11 Series or Class Designation. (a) Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the Series identified on Attachment A hereto, each of which consists of the Classes identified on Attachment B hereto (the "Existing Series").

      (b) The Shares of the Existing Series and Class thereof herein established and designated and any Shares of any further Series and Classes thereof that may from time to time be established and designated by the Trustees have been or shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees (unless the Trustees otherwise determine with respect to further Series or Classes at the time of establishing and designating the same) as set forth in the Prospectus and Statement of Additional Information of the Series or Class included in the Trust's Registration Statement, as amended from time to time, under the Securities Act of 1933, as amended and/or the 1940 Act; provided, that all Shares shall be identical except that there may be variations so fixed and determined between different Series or Classes thereof as to investment objective, policies and restrictions, purchase price, payment obligations, distribution expenses, right of redemption, special and relative rights as to dividends and on liquidation, conversion rights, exchange rights, and conditions under which the several Series or Classes shall have separate voting rights, all of which are subject to the limitations set forth below. All references to Shares in this Declaration shall be deemed to be Shares of any or all Series or Classes as the context may require.

      (c) As to any Existing Series and Classes herein established and designated and any further division of Shares of the Trust into additional Series or Classes, the following provisions shall be applicable:

            (i) The number of authorized Shares and the number of Shares of each Series or Class thereof that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or one or more Classes that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other Series or Class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any Series or Class reacquired by the Trust at their discretion from time to time.

            (ii) All consideration received by the Trust for the issue or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Trustees shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. No holder of Shares of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.

            (iii) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series or the appropriate Class or Classes thereof and all expenses, costs, charges and reserves attributable to that Series or Class or Classes thereof, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders. The assets of a particular Series of the Trust shall under no circumstances be charged with liabilities attributable to any other Series or Class thereof of the Trust. All persons extending credit to, or contracting with or having any claim against a particular Series or Class of the Trust shall look only to the assets of that particular Series for payment of such credit, contract or claim.

            (iv) The power of the Trustees to pay dividends and make distributions shall be governed by Section 7.2 of this Declaration. With respect to any Series or Class, dividends and distributions on Shares of a particular Series or Class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series or Class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series or Class. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of that Series or Class in proportion to the number of Shares of that Series or Class held by such Shareholders at the time of record established for the payment of such dividends or distribution.

            (v) Each Share of a Series of the Trust shall represent a beneficial interest in the net assets of such Series. Each holder of Shares of a Series or Class thereof shall be entitled to receive his pro rata share of distributions of income and capital gains made with respect to such Series or Class net of expenses. Upon redemption of his Shares or indemnification for liabilities incurred by reason of his being or having been a Shareholder of a Series or Class, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust. Upon liquidation or termination of a Series or Class thereof of the Trust, Shareholders of such Series or Class thereof shall be entitled to receive a pro rata share of the net assets of such Series. A Shareholder of a particular Series of the Trust shall not be entitled to participate in a derivative or class action on behalf of any other Series or the Shareholders of any other Series of the Trust.

            (vi) On each matter submitted to a vote of Shareholders, all Shares of all Series and Classes shall vote as a single class; provided, however, that
(1) as to any matter with respect to which a separate vote of any Series or Class is required by the 1940 Act or is required by attributes applicable to any Series or Class or is required by any Rule 12b-1 plan, such requirements as to a separate vote by that Series or Class shall apply, (2) to the extent that a matter referred to in clause (1) above, affects more than one Class or Series and the interests of each such Class or Series in the matter are identical, then, subject to clause (3) below, the Shares of all such affected Classes or Series shall vote as a single Class; (3) as to any matter which does not affect the interests of a particular Series or Class, only the holders of Shares of the one or more affected Series or Classes shall be entitled to vote; and (4) the provisions of the following sentence shall apply. On any matter that pertains to any particular Class of a particular Series or to any Class expenses with respect to any Series which matter may be submitted to a vote of Shareholders, only Shares of the affected Class or that Series, as the case may be, shall be entitled to vote except that: (i) to the extent said matter affects Shares of another Class or Series, such other Shares shall also be entitled to vote, and in such cases Shares of the affected Class, as the case may be, of such Series shall be voted in the aggregate together with such other Shares; and (ii) to the extent that said matter does not affect Shares of a particular Class of such Series, said Shares shall not be entitled to vote (except where otherwise required by law or permitted by the Trustees acting in their sole discretion) even though the matter is submitted to a vote of the Shareholders of any other Class or Series.

            (vii) Except as otherwise provided in this Article V, the Trustees shall have the power to determine the designations, preferences, privileges, payment obligations, limitations and rights, including voting and dividend rights, of each Class and Series of Shares. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to convert or exchange said Shares into Shares of one or more Series or Classes of Shares in accordance with such requirements, conditions and procedures as may be established by the Trustees.

            (viii) The establishment and designation of any Series or Classes of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series or Classes, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that Series or Class and the establishment and designation thereof. Each instrument referred to in this section shall have the status of an amendment to this Declaration.

      Section 5.12 . Assent to Declaration of Trust. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto.

                                   ARTICLE VI

                       REDEMPTION AND REPURCHASE OF SHARES

      Section 6.1 Redemption of Shares. (a) All Shares of the Trust shall be redeemable, at the redemption price determined in the manner set out in this Declaration. Redeemed or repurchased Shares may be resold by the Trust. The Trust may require any Shareholder to pay a sales charge to the Trust, the underwriter, or any other person designated by the Trustees upon redemption or repurchase of Shares in such amount and upon such conditions as shall be determined from time to time by the Trustees.

      (b) The Trust shall redeem the Shares of the Trust or any Series or Class thereof at the price determined as hereinafter set forth, upon the appropriately verified written application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose by the Trustees. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding the redemption of Shares in the Trust's then effective Prospectus.

      Section 6.2 Price. Shares shall be redeemed at a price based on their net asset value determined as set forth in Section 7.1 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. In the absence of such resolution, the redemption price of Shares deposited shall be based on the net asset value of such Shares next determined as set forth in Section 7.1 hereof after receipt of such application. The amount of any contingent deferred sales charge or redemption fee payable upon redemption of Shares may be deducted from the proceeds of such redemption.

      Section 6.3 Payment. Payment of the redemption price of Shares of the Trust or any Series or Class thereof shall be made in cash or in property to the Shareholder at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws, as may be specified from time to time in the Trust's then effective Prospectus(es), subject to the provisions of Section 6.4 hereof. Notwithstanding the foregoing, the Trustees may withhold from such redemption proceeds any amount arising (i) from a liability of the redeeming Shareholder to the Trust or (ii) in connection with any Federal or state tax withholding requirements.

      Section 6.4 Effect of Suspension of Determination of Net Asset Value. If, pursuant to Section 6.9 hereof, the Trustees shall declare a suspension of the determination of net asset value with respect to Shares of the Trust or of any Series or Class thereof, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 6.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust or a Series or Class thereof shall be suspended until the termination of such suspension is declared. Any record holder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any Share certificates on deposit. The redemption price of Shares for which redemption applications have not been revoked shall be based on the net asset value of such Shares next determined as set forth in Section 7.1 after the termination of such suspension, and payment shall be made within seven (7) days after the date upon which the application was made plus the period after such application during which the determination of net asset value was suspended.

      Section 6.5 Repurchase by Agreement. The Trust may repurchase Shares directly, or through the Distributor or another agent designated for the purpose, by agreement with the owner thereof at a price not exceeding the net asset value per share determined as of the time when the purchase or contract of purchase is made or the net asset value as of any time which may be later determined pursuant to Section 7.1 hereof, provided payment is not made for the Shares prior to the time as of which such net asset value is determined.

      Section 6.6 Redemption of Shareholder's Interest. The Trustees, in their sole discretion, may cause the Trust to redeem all of the Shares of one or more Series or Class thereof held by any Shareholder if the value of such Shares held by such Shareholder is less than the minimum amount established from time to time by the Trustees, or, to the extent consistent with the 1940 Act, the Trustees determine that redemption of a Shareholder's interest in the Trust or a Series is in the best interests of the applicable Series.

      Section 6.7 Redemption of Shares in Order to Qualify as Regulated Investment Company; Disclosure of Holding. (a) If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any Person to an extent which would disqualify the Trust or any Series of the Trust as a regulated investment company under the Internal Revenue Code of 1986, then the Trustees shall have the power by lot or other means deemed equitable by them
(i) to call for redemption by any such Person a number, or principal amount, of Shares or other securities of the Trust or any Series of the Trust sufficient to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust or any Series of the Trust into conformity with the requirements for such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust or any Series of the Trust to any Person whose acquisition of the Shares or other securities of the Trust or any Series of the Trust in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in Section 6.1.

      (b) The holders of Shares or other securities of the Trust or any Series of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust or any Series of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended, or to comply with the requirements of any other taxing authority.

      Section 6.8 Reductions in Number of Outstanding Shares Pursuant to Net Asset Value Formula. The Trust may also reduce the number of outstanding Shares of the Trust or of any Series of the Trust pursuant to the provisions of Section 7.3.

      Section 6.9 Suspension of Right of Redemption. The Trust may declare a suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust or a Series thereof of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust or a Series thereof fairly to determine the value of its net assets, or (iv) during any other period when the Commission may for the protection of Shareholders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment or redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in clauses (ii), (iii), or (iv) exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment on redemption until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii) or
(iii) shall have expired (as to which in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

                                   ARTICLE VII

                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

      Section 7.1 Net Asset Value. The net asset value of each outstanding Share of the Trust or of each Series or Class thereof shall be determined on such days and at such time or times as the Trustees may determine. The value of the assets of the Trust or any Series thereof may be determined (i) by a pricing service which utilizes electronic pricing techniques based on general institutional trading, (ii) by appraisal of the securities owned by the Trust or any Series of the Trust, (iii) in certain cases, at amortized cost, or (iv) by such other method as shall be deemed to reflect the fair value thereof, determined in good faith by or under the direction of the Trustees. From the total value of said assets, there shall be deducted all indebtedness, interest, taxes, payable or accrued, including estimated taxes on unrealized book profits, expenses and management charges accrued to the appraisal date, net income determined and declared as a distribution and all other items in the nature of liabilities which shall be deemed appropriate, as incurred by or allocated to the Trust or any Series or Class of the Trust. The resulting amount which shall represent the total net assets of the Trust or Series or Class thereof shall be divided by the number of Shares of the Trust or Series or Class thereof outstanding at the time and the quotient so obtained shall be deemed to be the net asset value of the Shares of the Trust or Series or Class thereof. The net asset value of the Shares shall be determined at least once on each business day, as of the close of regular trading on the New York Stock Exchange or as of such other time or times as the Trustees shall determine. The power and duty to make the daily calculations may be delegated by the Trustees to the Investment Adviser, the Administrator, the Custodian, the Transfer Agent or such other Person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act. It shall not be a violation of any provision of this Declaration if Shares are sold, redeemed or repurchased by the Trust at a price other than one based on net asset value if the net asset value is affected by one or more errors inadvertently made in the pricing of portfolio securities or in accruing income, expenses or liabilities.

      Section 7.2 Distributions to Shareholders. (a) The Trustees shall from time to time distribute ratably among the Shareholders of the Trust or of a Series or Class thereof such proportion of the net profits, surplus (including paid-in surplus), capital, or assets of the Trust or such Series held by the Trustees as they may deem proper. Such distributions may be made in cash or property (including without limitation any type of obligations of the Trust or Series or Class or any assets thereof), and the Trustees may distribute ratably among the Shareholders of the Trust or Series or Class thereof additional Shares of the Trust or Series or Class thereof issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of the Trust or Series or Class thereof at the time of declaring a distribution or among the Shareholders of the Trust or Series or Class thereof at such other date or time or dates or times as the Trustees shall determine. The Trustees may in their discretion determine that, solely for the purposes of such distributions, Outstanding Shares shall exclude Shares for which orders have been placed subsequent to a specified time on the date the distribution is declared or on the next preceding day if the distribution is declared as of a day on which Boston banks are not open for business, all as described in the then effective Prospectus under the Securities Act of 1933. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or a Series or Class thereof or to meet obligations of the Trust or a Series or Class thereof, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate. The Trustees may in their discretion determine that an account administration fee or other similar charge may be deducted directly from the income and other distributions paid on Shares to a Shareholder's account in each Series or Class.

      (b) Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust or a Series or Class thereof to avoid or reduce liability for taxes.

      Section 7.3 Determination of Net Income; Constant Net Asset Value; Reduction of Outstanding Shares. Subject to Section 5.11 hereof, the net income of the Series and Classes thereof of the Trust shall be determined in such manner as the Trustees shall provide by resolution. Expenses of the Trust or of a Series or Class thereof, including the advisory or management fee, shall be accrued each day. Each Class shall bear only expenses relating to its Shares and an allocable share of Series expenses in accordance with such policies as may be established by the Trustees from time to time and as are not inconsistent with the provisions of this Declaration or of any applicable document filed by the Trust with the Commission or of the Internal Revenue Code of 1986, as amended. Such net income may be determined by or under the direction of the Trustees as of the close of regular trading on the New York Stock Exchange on each day on which such market is open or as of such other time or times as the Trustees shall determine, and, except as provided herein, all the net income of any Series or Class, as so determined, may be declared as a dividend on the Outstanding Shares of such Series or Class. If, for any reason, the net income of any Series or Class determined at any time is a negative amount, or for any other reason, the Trustees shall have the power with respect to such Series or Class (i) to offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholder, or (ii) to reduce the number of Outstanding Shares of such Series or Class by reducing the number of Shares in the account of such Shareholder by that number of full and fractional Shares which represents the amount of such excess negative net income, or (iii) to cause to be recorded on the books of the Trust an asset account in the amount of such negative net income, which account may be reduced by the amount, provided that the same shall thereupon become the property of the Trust with respect to such Series or Class and shall not be paid to any Shareholder, of dividends declared thereafter upon the Outstanding Shares of such Series or Class on the day such negative net income is experienced, until such asset account is reduced to zero. The Trustees shall have full discretion to determine whether any cash or property received shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much if any of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

      Section 7.4 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, but subject to Section 5.11 hereof, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Shares of the Trust or a Series or Class thereof or net income of the Trust or a Series or Class thereof, or the declaration and payment of dividends and distributions as they may deem necessary or desirable. Without limiting the generality of the foregoing, the Trustees may establish several Series or Classes of Shares in accordance with Section 5.11, and declare dividends thereon in accordance with
Section 5.11(d)(iv).

                                  ARTICLE VIII

              DURATION; TERMINATION OF TRUST OR A SERIES OR CLASS;
                            AMENDMENT; MERGERS, ETC.

      Section 8.1 Duration. The Trust shall continue without limitation of time but subject to the provisions of this Article VIII.

      Section 8.2 Termination of the Trust or a Series or a Class. The Trust or any Series or Class thereof may be terminated by (i) the affirmative vote of the holders of not less than two-thirds of the Outstanding Shares entitled to vote and present in person or by proxy at any meeting of Shareholders of the Trust or the appropriate Series or Class thereof, (ii) by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the Outstanding Shares of the Trust or a Series or Class thereof; provided, however, that, if such termination as described in clauses (i) and (ii) is recommended by the Trustees, the vote or written consent of the holders of a majority of the Outstanding Shares of the Trust or a Series or Class thereof entitled to vote shall be sufficient authorization, or (iii) notice to Shareholders by means of an instrument in writing signed by a majority of the Trustees, stating that a majority of the Trustees has determined that the continuation of the Trust or a Series or a Class thereof is not in the best interest of such Series or a Class, the Trust or their respective shareholders as a result of factors or events adversely affecting the ability of such Series or a Class or the Trust to conduct its business and operations in an economically viable manner. Such factors and events may include (but are not limited to) the inability of a Series or Class or the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Series or Class or the Trust or affecting assets of the type in which such Series or Class or the Trust invests or economic developments or trends having a significant adverse impact on the business or operations of such Series or Class or the Trust. Upon the termination of the Trust or the Series or Class,

            (i) The Trust, Series or Class shall carry on no business except for the purpose of winding up its affairs.

            (ii) The Trustees shall proceed to wind up the affairs of the Trust, Series or Class and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust, Series or Class shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, Series or Class, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or Trust Property allocated or belonging to such Series or Class to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property or Trust Property allocated or belonging to such Series or Class that requires Shareholder approval in accordance with Section 8.4 hereof shall receive the approval so required.

            (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or the remaining property of the terminated Series or Class, in cash or in kind or partly each, among the Shareholders of the Trust or the Series or Class according to their respective rights.

      (b) After termination of the Trust, Series or Class and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust and file with the Office of the Secretary of The Commonwealth of Massachusetts an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust or the terminated Series or Class, and the rights and interests of all Shareholders of the Trust or the terminated Series or Class shall thereupon cease.

      Section 8.3 Amendment Procedure. (a) This Declaration may be amended by a vote of the holders of a majority of the Shares outstanding and entitled to vote or by any instrument in writing, without a meeting, signed by a majority of the Trustees and consented to by the holders of a majority of the Shares outstanding and entitled to vote.

      (b) This Declaration may be amended by a vote of a majority of Trustees, without approval or consent of the Shareholders, except that no amendment can be made by the Trustees to impair any voting or other rights of shareholders prescribed by Federal or state law. Without limiting the foregoing, the Trustees may amend this Declaration without the approval or consent of Shareholders (i) to change the name of the Trust or any Series, (ii) to add to their duties or obligations or surrender any rights or powers granted to them herein; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Declaration which will not be inconsistent with the provisions of this Declaration; and (iv) to eliminate or modify any provision of this Declaration which (a) incorporates, memorializes or sets forth an existing requirement imposed by or under any Federal or state statute or any rule, regulation or interpretation thereof or thereunder or (b) any rule, regulation, interpretation or guideline of any Federal or state agency, now or hereafter in effect, including without limitation, requirements set forth in the 1940 Act and the rules and regulations thereunder (and interpretations thereof), to the extent any change in applicable law liberalizes, eliminates or modifies any such requirements, but the Trustees shall not be liable for failure to do so.

      (c) The Trustees may also amend this Declaration without the approval or consent of Shareholders if they deem it necessary to conform this Declaration to the requirements of applicable Federal or state laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or if requested or required to do so by any Federal agency or by a state Blue Sky commissioner or similar official, but the Trustees shall not be liable for failing so to do.

         (d) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

         (e) A certificate signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees or by the Shareholders as aforesaid or a copy of the Declaration, as amended, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

      Section 8.4 Merger, Consolidation and Sale of Assets. The Trust or any Series may merge or consolidate into any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or Trust Property allocated or belonging to such Series, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for the purpose by the affirmative vote of the holders of two-thirds of the Shares of the Trust or such Series outstanding and entitled to vote and present in person or by proxy at a meeting of Shareholders, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the Shares of the Trust or such Series; provided, however, that, if such merger, consolidation, sale, lease or exchange is recommended by the Trustees, the vote or written consent of the holders of a majority of the Outstanding Shares of the Trust or such Series entitled to vote shall be sufficient authorization; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to Massachusetts law.

      Section 8.5 Incorporation. The Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all or any portion of the Trust Property or the Trust Property allocated or belonging to such Series or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or any portion of the Trust Property or the Trust Property allocated or belonging to such Series to any such corporation, trust, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust or such Series holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring all or a portion of the Trust Property to such organization or entities.

                                   ARTICLE IX

                             REPORTS TO SHAREHOLDERS

      The Trustees shall at least semi-annually submit to the Shareholders of each Series a written financial report of the transactions of the Trust and Series thereof, including financial statements which shall at least annually be certified by independent public accountants.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1 Execution and Filing. This Declaration and any amendment hereto shall be filed in the office of the Secretary of The Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its execution. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and filed with the Secretary of The Commonwealth of Massachusetts. A restated Declaration shall, upon execution, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

      Section 10.2 Governing Law. This Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

      Section 10.3 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

      Section 10.4 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust appears to be a Trustee hereunder, certifying (a) the number or identity of Trustees or Shareholders,
(b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

      Section 10.5 Provisions in Conflict with Law or Regulations. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986 or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

      (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

      IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 28th day of June, 2005.

                                                    /s/ Betsy A. Seel
                                                    ----------------------------
                                                    Betsy A. Seel
                                                    Trustee
                                                    601 Congress Street
                                                    Boston, Massachusetts  02210

                                                    /s/ Bruce R. Speca
                                                    ----------------------------
                                                    Bruce R. Speca
                                                    Trustee
                                                    601 Congress Street
                                                    Boston, Massachusetts  02210

                                                    /s/ John J. Danello
                                                    ----------------------------
                                                    John J. Danello
                                                    Trustee
                                                    601 Congress Street
                                                    Boston, Massachusetts  02210

                       Agreement and Declaration of Trust
                                       of
                              John Hancock Funds II

                              Attachment A - Series

500 Index Fund                      International Small Cap Fund        Small Cap Disciplined Growth Fund
Active Bond Fund                    International Stock Fund            Small Cap Fund
All Cap Core Fund                   International Value Fund            Small Cap Growth Fund
All Cap Growth Fund                 Intrinsic Value Fund                Small Cap Index Fund
All Cap Value Fund                  Investment Quality Bond Fund        Small Cap Opportunities Fund
Blue Chip Growth Fund               Large Cap Fund                      Small Cap Value Fund
Bond Index Fund                     Large Cap Growth Fund               Small Company Fund
Capital Appreciation Fund           Large Cap Value Fund                Small Company Growth Fund
Core Bond Fund                      Lifestyle Aggressive Portfolio      Small Company Value Fund
Core Equity Fund                    Lifestyle Balanced Portfolio        Special Value Fund
Dynamic Growth Fund                 Lifestyle Conservative Portfolio    Spectrum Income Fund
Emerging Growth Fund                Lifestyle Growth Portfolio          Strategic Bond Fund
Emerging Small Company Fund         Lifestyle Moderate Portfolio        Strategic Income Fund
Equity-Income Fund                  Managed Fund                        Strategic Opportunities Fund
Financial Services Fund             Mid Cap Core Fund                   Strategic Value Fund
Fundamental Value Fund              Mid Cap Index Fund                  Total Return Fund
Global Allocation Fund              Mid Cap Stock Fund                  Total Stock Market Index Fund
Global Bond Fund                    Mid Cap Value Fund                  U.S. Core Fund
Global Fund                         Mid Value Fund                      U.S. Global Leaders Growth Fund
Growth & Income Fund                Money Market Fund                   U.S. Government Securities Fund
Growth Fund                         Natural Resources Fund              U.S. High Yield Bond Fund
Health Sciences Fund                Overseas Equity Fund                U.S. Large Cap Fund
High Yield Fund                     Pacific Rim Fund                    U.S. Multi Sector Fund
Income & Value Fund                 Quantitative All Cap Fund           Utilities Fund
International Core Fund             Quantitative Mid Cap Fund           Value & Restructuring Fund
International Equity Index Fund     Quantitative Value Fund             Value Fund
International Growth Fund           Real Estate Securities Fund         Vista Fund
International Opportunities Fund    Real Return Bond Fund
                                    Science & Technology Fund
                                    Short-Term Bond Fund

                       Agreement and Declaration of Trust
                                       of
                              John Hancock Funds II

                             Attachment B - Classes

Class A
Class B
Class C
Class I
Class R
Class R3
Class R4
Class R5
Class 1
Class 3